Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-273306 on Form S-8 of our report dated April 30, 2024, relating to the consolidated financial statements of C3is Inc. appearing in this Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ Deloitte Certified Public Accountants S.A

Athens, Greece

April 30, 2024